Exhibit 10.2

AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (the “First Amendment”) is made as of this 5th day of December 2023 by and between Wytec International, Inc., a Nevada corporation (“Borrower”), and Christopher Stuart, purchaser of an unsecured promissory note pursuant to that certain Promissory Note, dated December 19, 2022 (“Lender”), with respect to the following facts:

RECITALS

A.	Borrower and Lender have entered into that certain unsecured promissory note in the original principal amount of $100,000, dated December 19, 2022 (the “Note”).

B.	Borrower and Lender desire to amend the Note as provided in this First Amendment in order to extend the Maturity Date of the Note in consideration for permitting the optional conversion of the Note into shares of Borrower’s common stock and the possible issuance of warrants to purchase shares of Borrower’s common stock.

C.	The terms used in this First Amendment will have the meanings ascribed to them in the Note unless otherwise defined herein.

NOW, THEREFORE, for one dollar and other good and valuable consideration, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	Amendment.

Section 1 of the Note is hereby amended and restated as follows:

“Maturity Date and Optional Conversion. The Maturity Date of this Note may be extended by an additional six months in the sole discretion of the Borrow up to three times. Lender will have the right at any time until the Maturity Date to convert all or any portion of the outstanding principal and accrued interest on this Note (the “Conversion Amount”) into such number of fully paid and nonassessable shares of Borrower’s common stock as is determined by dividing the Conversion Amount by $5.00. If Lender converts the Conversion Amount on or before December 31, 2023, Lender will also be issued warrants to purchase shares of Borrower’s common stock (the “Warrants”) from Borrower equal to the Conversion Amount divided by $5.00. The Warrants, if issued, will be exercisable until December 31, 2023 on a cash or cashless basis at an exercise price equal to the greater of (i) five dollars ($5.00) or (ii) eighty-five percent (85%) of the 10-day moving average of the Borrower’s public trading price if the Borrower’s securities are trading on a public securities trading market.”

2.	Effect of First Amendment.

The Note will remain in full force and effect except as specifically modified by this First Amendment. In the event of any conflict between the First Amendment and the Note, the terms of this First Amendment will govern.

3.	Counterparts.

This First Amendment may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original and such counterparts will constitute but one and the same instrument.

IN WITNESS WHEREOF, this First Amendment is executed as of the date first above written.

BORROWER: WYTEC INTERNATIONAL, INC.		LENDER:

By:	/s/William H. Gray	By:	/s/ Christopher Stuart
	William H. Gray, President		Christopher Stuart